As filed with the Securities and Exchange Commission on December 4, 2012

Registration No. 333-182469

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American International Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

13-2592361

(IRS Employer Identification Number)

180 Maiden Lane

New York, New York 10038

(212) 770-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. Welikson, Esq.

Vice President, Corporate Secretary and Deputy General Counsel

American International Group, Inc.

180 Maiden Lane

New York, New York 10038

(212) 770-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Robert W. Reeder III, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: Immediately or from time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filed	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed Maximum Offering Price per unit (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee (4)
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debentures
Common Stock, par value $2.50 per share, and associated Rights (5)
Preferred Stock, par value $5.00 per share
Depositary Shares (6)
Deferred Compensation Obligations (7)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices.
(2)	This registration statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by subsidiaries of American International Group, Inc. (“AIG”).
(3)	This registration statement also includes such indeterminate amounts of senior debt securities, subordinated debt securities, junior subordinated debentures, preferred stock, depositary shares and common stock as may be issued upon exercise, conversion or exchange of any securities that provide for that issuance; such indeterminate amounts of senior debt securities, subordinated debt securities, junior subordinated debentures, preferred stock and common stock as may be issued in units; and such indeterminate amount of preferred stock as may be represented by depositary shares.
(4)	AIG is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, in connection with this registration statement, and in accordance therewith, is deferring payment of all of the registration fee.
(5)	Each share of common stock, par value $2.50 per share, has associated with it one share purchase right as described under “Description of Common Stock — The Tax Asset Protection Plan” in the prospectus included in the Registration Statement, No. 333-182469 filed on June 29, 2012. There is no additional filing fee with respect to the share purchase rights, because no separate consideration for the share purchase rights will be received.
(6)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(7)	AIG is registering deferred compensation obligations issued under the Woodbury Financial Services, Inc. (“Woodbury”) Deferred Commission Plan (as amended, the “Plan”). AIG has assumed all of the obligations under the Plan from Woodbury.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-182469) (the “Registration Statement”) of American International Group, Inc. (“AIG”) is being filed to (i) add deferred compensation obligations (“Deferred Compensation Obligations”) issued under the Woodbury Financial Services, Inc. Deferred Commission Plan, as amended, the obligations of which have been assumed by AIG, to the Registration Statement, (ii) update the information in Part II of the Registration Statement with respect to the addition of the Deferred Compensation Obligations and (iii) file additional exhibits to the Registration Statement. No other changes or additions are being made hereby. The Deferred Compensation Obligations being registered are obligations of AIG and not of Woodbury.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred by AIG in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees		**
Miscellaneous		**

Total	$	**

*	AIG is registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r), AIG is deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

The restated certificate of incorporation of AIG provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG’s by-laws contains a similar provision. The restated certificate of incorporation of AIG also provides that a director will not be liable to AIG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer, employee or agent of a company in the event of pending, threatened or completed civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be, made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

AIG has entered into indemnification agreements with each of its directors to the same effect as Section 6.4 of AIG’s by-laws.

In addition, AIG and its subsidiaries maintain a directors’ and officers’ liability insurance policy.

Item 16.	Exhibits

See Exhibits Index, which is incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of AIG’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations prescribed by the commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-182469) on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 30th day of November, 2012.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ DAVID L. HERZOG
	Name:	David L. Herzog
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Benmosche and David L. Herzog, and each of them severally, his or her true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-182469) on Form S-3 of American International Group, Inc. and any and all further amendments to that Registration Statement (including post-effective amendments thereto) and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT H. BENMOSCHE	President, Chief Executive Officer and	December 4, 2012
(Robert H. Benmosche)	Director (Principal Executive Officer)

/s/ DAVID L. HERZOG	Executive Vice President and	December 4, 2012
(David L. Herzog)	Chief Financial Officer (Principal Financial Officer)

/s/ JOSEPH D. COOK	Vice President–Finance	December 4, 2012
(Joseph D. Cook)	(Principal Accounting Officer)

/s/ W. DON CORNWELL	Director	December 4, 2012
(W. Don Cornwell)

/s/ JOHN H. FITZPATRICK	Director	December 4, 2012
(John H. Fitzpatrick)

Signature	Title	Date

/s/ CHRISTOPHER S. LYNCH	Director	December 4, 2012
(Christopher S. Lynch)

/s/ ARTHUR C. MARTINEZ	Director	December 4, 2012
(Arthur C. Martinez)

/s/ GEORGE L. MILES, JR.	Director	December 4, 2012
(George L. Miles, Jr.)

/s/ HENRY S. MILLER	Director	December 4, 2012
(Henry S. Miller)

/s/ ROBERT S. MILLER	Director	December 4, 2012
(Robert S. Miller)

/s/ SUZANNE NORA JOHNSON	Director	December 4, 2012
(Suzanne Nora Johnson)

/s/ MORRIS W. OFFIT	Director	December 4, 2012
(Morris W. Offit)

/s/ RONALD A. RITTENMEYER	Director	December 4, 2012
(Ronald A. Rittenmeyer)

/s/ DOUGLAS M. STEENLAND	Director	December 4, 2012
(Douglas M. Steenland)

EXHIBITS INDEX

Exhibit Number	Description	Location

1.1	Form of Underwriting Agreement of American International Group, Inc. for common stock	*

1.2	Form of Underwriting Agreement of American International Group, Inc. for preferred stock and depositary shares	*

1.3	Form of Underwriting Agreement of American International Group, Inc. for debt securities	*

1.4	Form of Distribution Agreement of American International Group, Inc. for medium-term notes	*

3(i)(a)	Restated Certificate of Incorporation of AIG	Incorporated by reference to Exhibit 3.2 to AIG’s Current Report on Form 8-K filed on July 13, 2011 (File No. 1-8787).

3(ii)(a)	AIG By-laws, amended August 10, 2009	Incorporated by reference to Exhibit 3(ii) to AIG’s Current Report on Form 8-K filed on August 14, 2009 (File No. 1-8787).

4.1	Specimen of certificate representing AIG’s common stock, par value $2.50 per share	**

4.2	Indenture between AIG and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, dated as of October 12, 2006, as amended by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010, including the form of debt security in Article Two thereof.	Indenture and Fourth Supplemental Indenture incorporated by reference to Exhibit 4.1 to AIG’s Registration Statement on Form S-3, filed on June 22, 2007 (File No. 333-143992) and Eighth Supplemental Indenture, incorporated by reference to Exhibit 4.1 to AIG’s Current Report on Form 8-K, filed on December 6, 2010 (File No. 1-8787).

4.3	Form of Subordinated Indenture between AIG and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, including the form of subordinated debt security in Article Two thereof.	Incorporated by reference to Exhibit 4.2 to AIG’s Registration Statement on Form S-3/A, filed December 7, 2004 (File No. 333-106040).

4.4	Junior Subordinated Debt Indenture between AIG and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, dated as of March 13, 2007, including the form of junior subordinated debt security in Article Two thereof.	Junior Subordinated Debt Indenture incorporated by reference to Exhibit 4.1 to AIG’s Current Report on Form 8-K, filed on March 13, 2007 (File No. 1-8787).

4.5	Warrant to Purchase Common Stock, issued November 25, 2008	Incorporated by reference to Exhibit 10.2 to AIG’s Current Report on Form 8-K, filed on November 26, 2008 (File No. 1-8787).

4.6	Warrant to Purchase Common Stock, issued April 17, 2009	Incorporated by reference to Exhibit 10.2 to AIG’s Current Report on Form 8-K, filed on April 20, 2009 (File No. 1-8787).

4.7	Warrant Agreement, dated as of January 6, 2011, between AIG and Wells Fargo Bank, N.A., as Warrant Agent	Incorporated by reference to Exhibit 10.1 to AIG’s Current Report on Form 8-K, filed on January 7, 2011 (File No. 1-8787).

Exhibit Number	Description	Location

4.8	Registration Rights Agreement, dated as of January 14, 2011, between AIG and the United States Department of the Treasury	Incorporated by reference to Exhibit 99.4 to AIG’s Current Report on Form 8-K, filed on January 14, 2011 (File No. 1-8787).

4.9	Agreement to Amend Warrants, dated as of January 14, 2011, between AIG and the United States Department of the Treasury	Incorporated by reference to Exhibit 99.5 to AIG’s Current Report on Form 8-K, filed on January 14, 2011 (File No. 1-8787).

4.10	Tax Asset Protection Plan, dated as of March 9, 2011, between AIG and Wells Fargo Bank, National Association, as Rights Agent	Incorporated by reference to Exhibit 4.1 to AIG’s Current Report on Form 8-K, filed on March 9, 2011 (File No. 1-8787).

4.11	Woodbury Financial Services, Inc. Deferred Commission Plan, as amended	Filed Herewith.

4.12	Assignment and Assumption Agreement, dated as of December 4, 2012, between AIG and Woodbury Financial Services, Inc.	Filed Herewith.

5.1	Validity Opinion of Dorsey & Whitney LLP, relating to the Deferred Compensation Obligations	Filed Herewith.

8.1	Tax Opinion of Sullivan & Cromwell LLP	Filed Herewith.

12	Statement regarding computation of ratios of earnings to fixed charges	Incorporated by reference to Exhibit 99.4 to AIG’s Current Report on Form 8-K, filed on May 4, 2012 (File No. 1-8787) and Exhibit 12 to AIG’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012.

23.1	Consent of PricewaterhouseCoopers LLP	Filed Herewith.

23.2	Consent of PricewaterhouseCoopers	Filed Herewith.

23.3	Consent of Dorsey & Whitney LLP	(Included in Exhibit 5.1)

23.4	Consent of Sullivan & Cromwell LLP	(Included in Exhibit 8.1)

24	Powers of Attorney	(Included in the signature pages of this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, Trustee under the Indenture, dated as of October 12, 2006	**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, Trustee with respect to the form of Subordinated Indenture	**

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, Trustee under the Junior Subordinated Indenture, dated as of March 13, 2007	**

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Previously filed.